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                                                                     EXHIBIT 2.5

                   MASTER CONFIDENTIAL DISCLOSURE AGREEMENT

          This Master Confidential Disclosure Agreement (the "Agreement") is effective as of December 15, 2000 between Catalytica, Inc., a Delaware corporation ("Catalytica") and Catalytica Energy Systems, Inc., a Delaware corporation formerly known as Catalytica Combustion Systems, Inc. ("CESI").

          WHEREAS, Catalytica has entered into that certain Agreement and Plan of Merger, dated as of August 2, 2000, with Synotex Company, Inc. and Synotex Acquisition Corporation, including any amendments and supplements thereto, (the "Merger Agreement") which contemplates, among other things, the distribution by Catalytica to all its shareholders of the CESI capital stock held by it and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

          WHEREAS, Catalytica and CESI have entered into a Master Separation Agreement which provides for, among other things: the transfer from Catalytica to CESI of certain assets and liabilities and to the extent such assets and liabilities do not currently reside with CESI, for Catalytica to contribute and transfer to CESI, and for CESI to receive and assume, directly or indirectly, certain assets and liabilities currently held by Catalytica and associated with the CESI business; the public distribution of CESI stock; and the execution and delivery of certain agreements associated therewith; and

          WHEREAS, as part of the foregoing, the parties further desire to enter into this Agreement to provide for the protection of their Confidential Information (as defined below).

          NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:


                                   ARTICLE 1
                                  DEFINITIONS

          For the purpose of this Agreement, the following capitalized terms shall have the meaning specified herein:

          1.1 "Ancillary Agreements" shall have the meaning set forth in the Master Separation Agreement.

          1.2  Confidential Information.

          (a) "Confidential Information" means all information concerning a Disclosing Party, its business and operations in the possession, control or custody of a Receiving Party (including any information obtained as a result of the parties'
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     sharing the use of certain real property as contemplated by the Space
     Sharing Agreement of even date herewith between the parties). Confidential Information may include information relating to, by way of example, research, products, services, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, marketing or finances, and may be in writing, disclosed orally or learned by inspection of computer programming code, equipment or facilities.

          (b) Confidential Information of Third Parties that is known to, in the possession of or acquired by a Receiving Party pursuant to a relationship with the Disclosing Party shall be deemed the Disclosing Party's Confidential Information for purposes herein.

          (c) Notwithstanding the foregoing provisions of this Section 1.2, Confidential Information shall exclude information that: (i) was in the Receiving Party's possession before receipt from the Disclosing Party and obtained from a source other than the Disclosing Party and other than through the prior relationship of the Disclosing Party and the Receiving Party before the Separation Date; (ii) is or becomes a matter of public knowledge through no fault of the Receiving Party; (iii) is rightfully received by the Receiving Party from a Third Party without a duty of confidentiality; (iv) is independently developed by the Receiving Party; or
     (v) is disclosed by the Receiving Party with the Disclosing Party's prior written approval.

          1.3 "Disclosing Party" means the party owning or disclosing the relevant Confidential Information, including any Subsidiary or affiliate or Representative of such party or its Subsidiaries.

          1.4 "Master Separation Agreement" means that certain Master Separation Agreement between Catalytica and CESI, entered into on the date hereof.

          1.5 "Person" shall be interpreted broadly to include, without limitation, an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof.

          1.6 "Receiving Party" means the recipient of the relevant Confidential Information, including any Subsidiary or Affiliate or Representative of such party or its Subsidiaries.

          1.7 "Representatives" means, with respect to any Person, the directors, officers, employees, agents and representatives of such Person and such Person's advisors (including accountants, attorneys, consultants, financing sources and financial advisors) and individuals acting in similar capacities on such Person's behalf.
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          1.8  "Separation Date" shall have the meaning set forth in the Master
Separation Agreement.

          1.9 "Subsidiary" shall have the meaning set forth in the Master Separation Agreement.

          1.10 "Third Party" means a Person other than Catalytica and its Subsidiaries and Representatives, on the one hand, and CESI and its Subsidiaries and Representatives, on the other.

          1.11 "Transaction Agreements" means the Merger Agreement, the Master Separation Agreement and the Ancillary Agreements.


                                   ARTICLE 2
                                CONFIDENTIALITY

          2.1 Confidentiality and Non-Use Obligations. Except as required in connection with the Registration Statement (as defined in the Master Separation Agreement), the Receiving Party shall (i) protect the Confidential Information of the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as the Receiving Party uses to protect its own confidential information of a like nature, (ii) not use or permit the use of such Confidential Information for any purpose except as expressly provided in any Transaction Agreement, (iii) not disclose such Confidential Information to any Third Party, except as expressly permitted under this Agreement, in the other Transaction Agreements or in any other agreements entered into between the parties in writing, without the prior written consent of the Disclosing Party and (iv) take reasonable measures to ensure that its Subsidiaries and Representatives comply with (i), (ii) and (iii) above.

          2.2 Compelled Disclosure. In the event the Receiving Party or any of its Subsidiaries or Representatives is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, Civil Investigative Demand or judicial, administrative or similar process) to disclose any Confidential Information, the Receiving Party will, or will cause its Subsidiary or Representative to, provide the Disclosing Party with prompt notice of such request(s) so that it may seek an appropriate protective order and/or other appropriate remedy and/or waive compliance with this Agreement. In the event that such protective order or other remedy is not obtained, or a waiver is granted hereunder, the party required to provide Confidential Information shall disclose that information (and only that information) which it determines, after consultation with counsel, it is legally compelled to disclose and will exercise commercially reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded the information so furnished.
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          2.3  No Restriction on Disclosing Party.  Nothing in this Agreement shall restrict the Disclosing Party from using, disclosing, or disseminating its own Confidential Information in any way.

          2.4 No Restriction on Reassignment. This Agreement shall not restrict reassignment of either party's employees to be an employee of the other.

          2.5 Third-Party Restrictions. Nothing in the Agreement supersedes any restriction imposed by Third Parties on their Confidential Information, and there is no obligation on the Disclosing Party to conform Third Party agreements to the terms of this Agreement.

                                   ARTICLE 3
                              WARRANTY DISCLAIMER

EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL CONFIDENTIAL INFORMATION IS PROVIDED OR OBTAINED ON AN "AS IS, WHERE IS" BASIS AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.


                                   ARTICLE 4
                         CONFIDENTIALITY OF AGREEMENT

          Each party agrees that the terms and conditions of the Transaction Agreements that have not been made publicly available shall be treated as Confidential Information and that neither party will disclose such terms or conditions to any Third Party without the prior written consent of the other party, provided, however, that each party may disclose the terms and conditions of such agreements:

          (a)  in accordance with Article 2;

          (b) in confidence to banks, investors and other financing sources and their advisors;

          (c) in connection with the enforcement of any Transaction Agreement or rights under any Transaction Agreement; or

          (d) in confidence, in connection with an actual or prospective merger or acquisition or similar transaction.
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                                   ARTICLE 5
                             TERM AND TERMINATION

          5.1 Term. This Agreement shall remain in full force and effect unless and until terminated by the mutual written agreement of the parties.


                                   ARTICLE 6
                              DISPUTE RESOLUTION

          6.1 Mediation. Any dispute, controversy or claim ("Dispute") arising between the parties relating to the interpretation or performance of this Agreement shall be resolved in the manner specified in Section 5.6 of the Master Separation Agreement.

                                   ARTICLE 7
                           MISCELLANEOUS PROVISIONS

          7.1 Export Restrictions. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data, and shall not export or reexport any technical data, any products received from Disclosing Party, or the direct product of such technical data, to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

          7.2 No Implied Licenses. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to Confidential Information. Neither party is required hereunder to furnish or disclose to the other any technical or other information.

          7.3 Infringement Suits. Neither party shall have any obligation hereunder to institute any action or suit against Third Parties for misappropriation of any of its Confidential Information or to defend any action or suit brought by a Third Party that alleges infringement of any intellectual property rights by the Receiving Party's authorized use of the Disclosing Party's Confidential Information.

          7.4 No Other Obligations. Neither party assumes any responsibilities or obligations whatsoever, other than the responsibilities and obligations expressly set forth in this agreement or a separate written agreement between the parties.

          7.5 Entire Agreement. This Agreement, the Merger Agreement, the Master Separation Agreement and the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect
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to the subject matter hereof and thereof. Notwithstanding the foregoing, the parties agree that any agreements entered into between them on or after the Separation Date for the protection of specific Confidential Information shall supersede the terms of this Agreement with respect to such Confidential Information.

          7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

          7.7 Forum Selection; Consent to Jurisdiction. All disputes arising out of or in connection with this Agreement shall be solely and exclusively resolved by a court of competent jurisdiction in the State of Delaware. The parties hereby consent to the jurisdiction of the courts of the State of Delaware and the United States District Court of the District of Delaware and waive any objections or rights as to forum non conveniens, lack of personal jurisdiction or similar grounds with respect to any dispute relating to this Agreement.

          7.8 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          7.9 Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be made in accordance with Section 6.6 of the Master Separation Agreement.

          7.10 Nonassignability. Neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to a Person that succeeds to all or substantially all of the business or assets of such party as long as such Person agrees to accept all the terms and conditions set forth herein. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns. Neither party shall engage in any transaction or series of transactions in which another entity becomes the owner of 50% or more of the equity securities of such party unless the acquiror and any ultimate parent entity shall have executed and delivered to the other party an agreement confirming that such acquiror and/or ultimate parent entity shall, upon consummation of such transaction or series of transactions, cause the relevant party to continue to perform under the terms of this Agreement and each Ancillary Agreement.
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          7.11 Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

          7.12 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          7.13 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

          7.14 Counterparts. This Agreement, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.
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     WHEREFORE, the parties have signed this Master Confidential Disclosure
Agreement effective as of the date first set forth above.

CATALYTICA, INC.                        CATALYTICA ENERGY SYSTEMS, INC.

By: /s/ Lawrence W. Briscoe             By:  /s/ Craig N. Kitchen
    ------------------------------          -----------------------------
Name:   Lawrence W. Briscoe             Name:    Craig N. Kitchen
     -----------------------------           ----------------------------
Title:  Chief Financial Officer         Title:   President and Chief
      ----------------------------               Executive Officer
                                              ---------------------------